                                                                    EXHIBIT 99.3





                              FINANCIAL STATEMENTS

                               ESTECH CORPORATION

                       YEARS ENDED MARCH 31, 2000 AND 1999

                         Report of Independent Auditors



The Board of Directors
ESTECH Corporation


We have audited the accompanying balance sheets of ESTECH Corporation as of March 31, 2000 and 1999, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ESTECH Corporation as of March 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.



                                                                   ERNST & YOUNG


Tokyo, Japan
January 26, 2001

                               ESTECH Corporation

                                 Balance Sheets

                                                                                         MARCH 31,
                                                                           -----------------------------------
                                                                               2000                    1999
                                                                           -------------        --------------
                                                                                    (Thousands of yen)
ASSETS
Current assets:
   Cash and cash equivalents (Notes 6 and 7)                               (Y)     371,485      (Y)   362,361
   Accounts receivable, net of allowance for doubtful accounts of
  (Y)1,842 and(Y)2,384 as of March 31, 2000
    and 1999, respectively (Notes 6 and 7)                                         155,030            182,495
   Work in progress                                                                 21,027             32,938
   Deferred income taxes (Note 2)                                                   11,250             17,939
   Other current assets                                                              5,280              3,788
                                                                           ---------------      -------------
Total current assets                                                               564,072            599,521
Property and equipment (Note 5):
  Office furniture and equipment                                                   156,975            160,712
  Leasehold improvements                                                            38,757             40,057
  Other                                                                              8,197              5,098
                                                                           ---------------      -------------
                                                                                   203,929            205,867
  Accumulated depreciation and amortization                                       (105,804)           (77,810)
                                                                           ---------------      -------------
     Property and equipment, net                                                    98,125            128,057
Deferred income taxes (Note 2)                                                      33,043             27,220
Lease and security deposits (Note 7)                                                59,395             63,131
Other assets                                                                         7,347              9,241
                                                                           ---------------      -------------
                                                                           (Y)     761,982      (Y)   827,170
                                                                           ===============      =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Short-term bank borrowings (Notes 3 and 7)                              (Y)           -      (Y)    42,000
   Accounts payable (Note 7)                                                         3,483             10,690
   Accrued income taxes (Note 2)                                                    17,277             48,011
   Current portion of capital lease obligations (Note 5)                            47,461             51,516
   Accrued compensation                                                              8,400              9,600
   Other accrued expenses                                                           50,820             65,442
                                                                           ---------------      -------------
Total current liabilities                                                          127,441            227,259
Long-term liabilities:
   Capital lease obligations (Note 5)                                               77,019             99,414
   Other long-term liabilities                                                      35,774             26,547
                                                                           ---------------      -------------
Total long-term liabilities                                                        112,793            125,961
Commitments (Note 5)

Shareholders' equity (Notes 4 and 8):
   Common stock,(Y)50,000 par value, 20,000 shares authorized, 5,000
    shares issued and outstanding as of March 31, 2000 and 1999                    250,000            250,000
   Retained earnings                                                               271,748            223,950
                                                                           ---------------      -------------
Total shareholders' equity                                                         521,748            473,950
                                                                           ---------------      -------------
                                                                           (Y)     761,982      (Y)   827,170
                                                                           ===============      =============

The accompanying notes are an integral part of these financial statements.

                               ESTECH Corporation

                              Statements of Income



                                                                                   YEAR ENDED MARCH 31,
                                                                            ----------------------------------
                                                                                 2000                1999
                                                                            -----------         --------------
                                                                             (Thousands of yen, except for per
                                                                                        share data)
Revenue (Note 6)                                                            (Y)   706,263       (Y)   783,581
Cost of revenue                                                                   514,403             540,796
                                                                            -------------       -------------
Gross profit                                                                      191,860             242,785
General and administrative expenses (Note 6)                                      108,725             120,830
                                                                            -------------       -------------
Operating income                                                                   83,135             121,955

Other income (expenses):
   Interest income (Note 6)                                                         1,169               1,187
   Interest expense                                                                (6,381)             (7,921)
   Other, net                                                                       4,889              17,166
                                                                            -------------       -------------
                                                                                     (323)             10,432
                                                                            -------------       -------------
Income before income taxes                                                         82,812             132,387


Provision for income taxes (Note 2):
   Current                                                                         34,148              67,409
   Deferred                                                                           866               1,939
                                                                            -------------       -------------
                                                                                   35,014              69,348
                                                                            -------------       -------------
Net income                                                                  (Y)    47,798       (Y)    63,039
                                                                            =============       =============

                                                                                           (Yen)

Net income per common share                                                 (Y)     9,560       (Y)    12,608
Weighted average common shares outstanding
  during the year                                                                   5,000               5,000

The accompanying notes are an integral part of these financial statements.

                               ESTECH Corporation

                       Statements of Shareholders' Equity




                                                                                     YEAR ENDED MARCH 31,
                                                                               --------------------------------
                                                                                   2000                1999
                                                                               ------------        ------------
                                                                                    (Thousands of yen)
COMMON STOCK
   Balance beginning of year                                                   (Y)  250,000        (Y)  250,000
                                                                               ------------        ------------
   Balance end of year                                                         (Y)  250,000        (Y)  250,000
                                                                               ============        ============
RETAINED EARNINGS
   Balance beginning of year                                                   (Y)  223,950        (Y)  160,911
   Net income                                                                        47,798              63,039
                                                                               ------------        ------------
   Balance end of year                                                         (Y)  271,748        (Y)  223,950
                                                                               ============        ============
Total shareholders' equity                                                     (Y)  521,748        (Y)  473,950
                                                                               ============        ============




The accompanying notes are an integral part of these financial statements.

                               ESTECH Corporation

                            Statements of Cash Flows




                                                                                   YEAR ENDED MARCH 31,
                                                                              ------------------------------
                                                                                 2000                1999
                                                                              ----------          ----------
                                                                                    (Thousands of yen)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                    (Y)  47,798         (Y)  63,039
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                                   62,986              67,411
   Deferred income taxes                                                              866               1,939
   Other                                                                            8,953             (17,965)
   Changes in operating assets and liabilities:
     Accounts receivable                                                           28,007              75,822
     Work in progress                                                              11,911              (9,504)
     Other assets                                                                     229             (10,062)
     Accounts payable                                                              (7,207)                244
     Accrued income taxes                                                         (30,734)             31,076
     Accrued expenses and other                                                   (15,822)              1,140
                                                                              -----------         -----------
Net cash provided by operating activities                                         106,987             203,140

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                                     -              (3,587)
                                                                              -----------         -----------
Net cash used in investing activities                                                   -              (3,587)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of short-term bank borrowings                                           (42,000)                  -
Repayment of principal of capital lease obligations                               (55,863)            (62,802)
                                                                              -----------         -----------
Net cash used in financing activities                                             (97,863)            (62,802)
                                                                              -----------         -----------
Net increase in cash and cash equivalents                                           9,124             136,751
Cash and cash equivalents at beginning of year                                    362,361             225,610
                                                                              -----------         -----------
Cash and cash equivalents at end of year                                      (Y) 371,485         (Y) 362,361
                                                                              ===========         ===========




The accompanying notes are an integral part of these financial statements.

                               ESTECH Corporation

                          Notes to Financial Statements



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

ESTECH Corporation (the "Company"), a Japanese corporation, is an engineering consulting firm that was established in 1989 as a joint venture of which interests were owned 70% and 30% by Nissan Motor Co., Ltd. ("NISSAN") and Structural Dynamics Research Corporation ("SDRC"), respectively. The Company provides engineering solutions, by utilizing analysis software, to customers operating in the automotive, aerospace, railway, electronics, and other industries in Japan. On December 18, 2000, NISSAN and SDRC sold all of their ownership interests in the Company to Mechanical Dynamics, Inc. ("MDI"), a U.S. corporation. As a result, the Company became a wholly-owned subsidiary of MDI.

Basis of Preparation

The Company maintains its accounting records and prepares its financial statements in accordance with accounting principles and practices generally accepted in Japan. The financial statements presented herein reflect certain adjustments, not recorded on the books of the Company, to present the financial position, results of operation and cash flows in conformity with accounting principles generally accepted in the United States. The principal adjustments include those related to accounting for capital leases, deferred income taxes and accrued compensated absences.

Revenue

Revenue consists primarily of engineering consulting fees generated from short-term contracts (generally within six months) and is recognized upon acceptance of services by customers.

Cost of Revenue and Work in Progress

Cost of revenue includes payroll and overhead expenses attributable to consulting services. Work in progress is stated at the lower of cost determined by the specific identification method or market.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment is stated on the basis of cost. Depreciation and amortization, which includes the amortization of assets recorded under capital leases, is computed using the straight-line method over estimated useful lives of three to seven years. Significant renewals and additions are capitalized at cost. Maintenance and repairs are charged to income as incurred.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to a significant concentration of credit risk, as defined by Statement of Financial Accounting Standards No. 105, consist principally of trade accounts receivable.

Two major customers accounted for 41% and 41%, respectively, of total accounts receivable as of March 31, 2000. One major customer accounted for 69% of total accounts receivable as of March 31, 1999. Three major customers accounted for 39%, 29% and 11%, respectively, of total revenue for the year ended March 31, 2000. Two major customers accounted for 57% and 13%, respectively, of total revenue for the year ended March 31, 1999.

The Company does not require collateral from its customers. Credit losses relating to customers have been consistently within management's expectations.

Net Income Per Common Share

The computation of net income per common share is based on the weighted average number of shares of common stock outstanding during each year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions which affect the amounts reported in the consolidated financial statements and the accompanying notes. The actual results could differ from those estimates.

New Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which requires all derivatives to be recorded on the balance sheet at fair value and establishes new accounting rules for hedging instruments. In June 1999, the FASB deferred the effective date for the implementation of SFAS 133 for one year; this standard will be applicable in fiscal years beginning after June 15, 2000. Adoption of this Statement is not expected to have a material impact on the Company's results of operations or financial position.

2.  INCOME TAXES

Income taxes applicable to the Company comprise corporation, inhabitants' and enterprise taxes, which, in the aggregate, resulted in statutory tax rates of approximately 41.3% and 46.9% for the years ended March 31, 2000 and 1999, respectively. In March 1999, the combined effective Japanese statutory tax rate was reduced from approximately 46.9% to 41.3%. The new combined effective tax rate was applied to taxable income of the Company commencing with the fiscal year ending March 31, 2000. The lower combined effective tax rate reduced the Company's deferred tax assets by (Y)6,052 thousand as of March 31, 1999.

The effective tax rates reflected in the statements of income for the years ended March 31, 2000 and 1999 differ from the statutory tax rate due to the following reasons:

                                                                            2000               1999
                                                                           ------             ------
     Statutory tax rate                                                     41.3%              46.9%
     Effect of:
        Tax rate change                                                        -                4.6
        Expenses not deductible for income tax purposes                      0.5                0.8
        Per capita taxes                                                     0.2                0.1
        Other, net                                                           0.3                0.0
                                                                           ------             ------
     Effective tax rate                                                     42.3%              52.4%
                                                                           ======             ======


Deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws which will be in effect when the differences are expected to reverse.

Significant components of the Company's deferred tax assets as of March 31, 2000 and 1999 were as follows:

                                                                           2000                 1999
                                                                        -----------          -----------
                                                                              (Thousands of yen)
     Deferred tax assets:
        Accrued retirement benefits                                     (Y)  13,971          (Y)  10,158
        Depreciation and amortization                                        19,072               17,063
        Accrued expenses                                                      9,628               13,190
        Enterprise tax                                                        1,522                4,226
        Other                                                                   100                  522
                                                                        -----------          -----------
                                                                        (Y)  44,293          (Y)  45,159
                                                                        ===========          ===========


Cash paid for income taxes amounted to (Y)64,882 thousand and (Y)36,334 thousand, respectively, for the years ended March 31, 2000 and 1999.

3.  SHORT-TERM BANK BORROWINGS

Short-term bank borrowings consisted of bank overdrafts bearing interest at the weighted-average rate of 1.49% per annum at March 31, 1999.


4.  SHAREHOLDERS' EQUITY

The Commercial Code of Japan provides that an amount equal to at least 10% of cash dividends and other cash appropriations of retained earnings be appropriated as a legal reserve until such reserve equals 25% of the common stock account. The Code also provides that neither additional paid-in capital nor the legal reserve is available for dividends, but both may be used to reduce or eliminate a deficit by resolution of the shareholders or may be transferred to stated capital by resolution of the Board of Directors.

Retained earnings available for dividends under the Code are based on the amount recorded in the Company's accounting records, which are maintained in accordance with accounting principles and practices generally accepted in Japan. The adjustments, which have been reflected in the accompanying financial statements, but have not been recorded in the accounting records (as explained in Note 1), did not affect the amount of retained earnings available for dividends. Under the Code, the maximum amount of retained earnings available for dividends as of March 31, 2000 was (Y)274,860 thousand, subject to the legal reserve requirements.

The Company's Articles of Incorporation stipulate that the shareholders must obtain the approval of the Board of Directors for any transfer of their shares.


5.  LEASE COMMITMENTS

The Company leases office space and most of office furniture and equipment. Commitments for minimum rentals under non-cancelable leases at March 31, 2000 are as follows (thousands of yen):

                                                                              CAPITALIZED
                           YEAR ENDING MARCH 31,                                 LEASES
                           ---------------------                            ---------------
         2001                                                               (Y)      51,821
         2002                                                                        44,360
         2003                                                                        22,458
         2004                                                                        10,325
         2005                                                                         3,452
                                                                            ----------------
         Total minimum lease payments                                               132,416
         Less amount representing interest                                           (7,936)
                                                                            ----------------
         Present value of net minimum lease payments                        (Y)     124,480
                                                                            ================


Cash paid for interest was (Y)6,381 thousand and (Y)7,921 thousand for the years ended March 31, 2000 and 1999, respectively.

Property and equipment at March 31, 2000 and 1999 include the following amounts for capitalized leases:

                                                                         2000                1999
                                                                     ------------        ------------
                                                                          (Thousands of yen)

     Office furniture and equipment                                  (Y)  155,906        (Y)  159,644
     Leasehold improvements                                                29,099              29,099
     Other                                                                  8,197               5,098
                                                                     ------------        ------------
                                                                          193,202             193,841
     Accumulated amortization                                            (100,512)            (73,767)
                                                                     ------------        ------------
                                                                     (Y)   92,690        (Y)  120,074
                                                                     ============        ============


Rent expense for all operating leases amounted to (Y)90,513 thousand and
(Y)89,547 thousand for the years ended March 31, 2000 and 1999, respectively.

Capital lease obligations of (Y)29,413 thousand and (Y)100,716 thousand were incurred during the years ended March 31, 2000 and 1999, respectively.

6.  RELATED PARTY TRANSACTIONS

Major transactions for the years ended March 31, 2000 and 1999 with NISSAN and its subsidiaries are as follows:

                                                                        2000                1999
                                                                    ------------        ------------
                                                                         (Thousands of yen)
     NISSAN and its subsidiaries:
        Revenue                                                     (Y)  224,453        (Y)  456,724
        Reimbursement of wage costs of employees dispatched to
         the Company                                                     129,751             154,486

        Interest income                                                    1,135               1,125

Balances relating to these transactions at March 31, 2000 and 1999 are as follows:

                                                                        2000                1999
                                                                    ------------        ------------
                                                                          (Thousands of yen)
     NISSAN and its subsidiaries:
        Cash equivalents                                            (Y)  300,000        (Y)  300,000
        Accounts receivable                                               64,092             128,099



7.  FINANCIAL INSTRUMENTS

The carrying amounts reflected in the balance sheets for cash and cash equivalents, accounts receivable, lease and security deposits, short-term bank borrowings and accounts payable approximate their respective fair values at March 31, 2000 and 1999.




8.  SUBSEQUENT EVENT

On December 18, 2000, the Board of Directors of the Company declared an interim cash dividend of (Y)49,800 per share, or a total of (Y)249,000 thousand and made the payment to MDI on December 26, 2000.